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                      SUBSIDIARIES OF GUILFORD MILLS, INC.
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                                                          STATE OR OTHER
                                                          JURISDICTION OF                   % OWNERSHIP
NAME OF COMPANY                                           INCORPORATION
---------------                                           ---------------                    -----------

Gold Mills, Inc.                                          Delaware                           100%

Gold Mills Farms, Inc. (1)                                New York                           100%

Guilford Airmont, Inc.                                    North Carolina                     100%

Advisory Research Services, Inc.                          North Carolina                     100%

Guilford Mills (Michigan), Inc.                           Michigan                           100%

Guilford International, Inc.                              United States Virgin
                                                          Islands                            100%

Guilford Mills do Brasil Ltda. (2)                        Brazil                             100%

Grupo Ambar, S.A. de C.V.                                 Mexico                               95%

American Textil, S.A. de C.V. (3)                         Mexico                             100%

Servicios Corporativos Ambar, S.A. de C.V. (4)            Mexico                             100%

Industrias Globales de Mexico, S.A. de C.V. (5)           Mexico                             100%

Industrias Mexicanas de Morelos, S.A. de C.V. (6)         Mexico                             100%

Guilford Mills Limited                                    United Kingdom                     100%

Guilford Mills Europe Limited (7)                         United Kingdom                     100%

Guilford Europe Limited (8)                               United Kingdom                     100%

Guilford Deutschland GmbH (9)                             Germany                            100%

Guilford Europe Pension Trustees Limited (10)             United Kingdom                     100%

Guilford Wovens Limited (9)                               United Kingdom                     100%

Rouquinet Deroy Limited (11)                              United Kingdom                     100%

Guilford Automocion Iberica S.L. (9)                      Spain                              100%

Raschel Fashion Interknitting, Ltd.                       New York                           100%

Hofmann Laces, Ltd.                                       New York                           100%

Curtains and Fabrics, Inc.                                New York                           100%

GFD Services, Inc.                                        Delaware                           100%

GFD Fabrics, Inc.                                         North Carolina                     100%

GMI Computer Sales, Inc.                                  North Carolina                     100%

Mexican Industries of North Carolina, Inc.                North Carolina                     100%

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---------------------------------

(1)  Owned by Gold Mills, Inc.
(2) 990 shares owned by Guilford Mills, Inc. and 10 shares owned by Guilford Airmont, Inc.
(3) 10,457,517 shares owned by Grupo Ambar, S.A. de C.V. ("Grupo Ambar"), and 1 share owned by Servicos Corporativos Ambar, S.A. de C.V.
(4) 321,751 shares owned by Grupo Ambar, and 1 share owned by American Textil, S.A. de C.V.
(5)  49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Grupo
     Ambar.
(6) 49,500 shares owned by Guilford Mills, Inc. and 500 shares owned by Mexican Industries of North Carolina, Inc.
(7)  Owned by Guilford Mills Limited.
(8) 2,000,000 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Mills, Inc .
(9)  Owned by Guilford Europe Limited.

(10) 1 share owned by Guilford Europe Limited and 1 share owned by Guilford Mills Europe Limited

(11) 1,999,999 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Europe Limited